UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 19, 2012

The McClatchy Company

(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation or organization)	1-9824 (Commission File Number)	52-2080478 (I.R.S. Employer Identification No.)

2100 Q Street
Sacramento, CA 95816
(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code (916) 321-1846

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
   ☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
   ☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
   ☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
   ☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The McClatchy Company (the “Company”) is filing this Amendment No. 1 to its Current Report on Form 8-K (the “Amended Filing”) to correct a numerical error that was reported in the original Form 8-K filed on March 22, 2012 announcing Mr. Gary B. Pruitt’s intention to resign from his roles as Chairman, President and Chief Executive Officer of the Company and retire from the Company, effective after the Company’s 2012 annual meeting of shareholders (the “Original Filing”).

The Amended Filing is being filed to report that Mr. Pruitt’s retirement will result in the immediate vesting of 125,000 stock appreciation rights representing the final tranche of a grant made in December 2008 that was scheduled to vest on March 1, 2013, not 62,500 stock appreciation rights as erroneously reported in the Original Filing. Except as specifically described above, there are no other changes or modifications to the Original Filing.

2

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

March 23, 2012	The McClatchy Company

/s/ Karole Morgan-Prager
	By:	Karole Morgan-Prager
Vice President, General Counsel & Corporate Secretary

3